SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) December 17, 2008

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, LA 70113 Telephone (504) 576-4000 72-1229752

1-10764	ENTERGY ARKANSAS, INC. (an Arkansas corporation) 425 West Capitol Avenue Little Rock, Arkansas 72201 Telephone (501) 377-4000 71-0005900

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

As more fully-described in its annual report on Form 10-K for the year ended December 31, 2007, and as updated in its Form 10-Q for the quarter ended September 30, 2008, in August 2006, Entergy Arkansas filed with the APSC a request for a change in base rates. In June 2007, after hearings on the filing, the APSC ordered Entergy Arkansas to reduce its annual rates by $5 million, and set a return on common equity of 9.9% with a hypothetical common equity level lower than Entergy Arkansas' actual capital structure. For the purpose of setting rates, the APSC disallowed a portion of costs associated with incentive compensation based on financial measures and all costs associated with Entergy's stock-based compensation plans. In addition, under the terms of the APSC's decision, recovery of storm restoration costs will be limited to a fixed annual amount of $14.4 million, regardless of the actual annual amount of future restoration costs. The APSC did state in a subsequent December 2007 order, however, that it will consider a petition for financial relief should Entergy Arkansas experience "extraordinary" storm restoration costs in the future. The APSC's June 2007 decision left Entergy Arkansas with no mechanism to recover $52 million of costs previously accumulated in Entergy Arkansas' storm reserve and $18 million of removal costs associated with the termination of a lease. In September 2007, Entergy Arkansas appealed the decision to the Arkansas Court of Appeals.

On December 17, 2008, the Arkansas Court of Appeals upheld almost all aspects of the APSC decision. After considering the progress of the proceeding in light of the decision of the Court of Appeals, Entergy Arkansas anticipates that it will record in the fourth quarter 2008 an approximately $70 million charge to earnings, on both a pre- and after-tax basis because these are primarily flow-through items, to recognize that the regulatory assets associated with the storm reserve costs, lease termination removal costs, and stock-based compensation are no longer probable of recovery. This charge will not result in future cash expenditures because the cash expenditures associated with these regulatory assets have already occurred.

Management continues to believe that Entergy Arkansas is entitled to recover these prudently incurred costs, however, and is currently evaluating what action Entergy Arkansas should take regarding recovery of them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Arkansas, Inc.

By: /s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and
Chief Accounting Officer

Dated: December 23, 2008